                  EXTENSION OF CONVEYANCE AND INDEMNIFICATION AGREEMENT

         This EXTENSION OF THE CONVEYANCE AND INDEMNIFICATION AGREEMENT dated October 1996 (the "Extension Agreement") is entered into between the FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") in its corporate capacity ("FDIC Corporate"); the FDIC Receivers (as defined in that certain Settlement Agreement dated as of June 22, 1994) (whether one or more, the "Indemnitee"); FCLT Loans, L.P., as an assignee of First City Bancorporation of Texas, Inc. ("FCBOT") and its related entities ("FCBOT Affiliated Entities") (FCBOT and the FCBOT Affiliated Entities are collectively referred to as the "First City Parties") and FIRSTCITY LIQUIDATING TRUST ("FCLT"). Capitalized terms used in this Agreement and not otherwise defined shall be given the same meaning as set forth in the Settlement Agreement (as defined below).

                                   RECITALS:

         WHEREAS, pursuant to the terms of that certain Settlement Agreement dated as of June 22, 1994, between FDIC Corporate, the FDIC Receivers, and the First City Parties, as amended as of January 30, 1995 (as amended, the "Settlement Agreement"), the FDIC Receivers agreed to, among other things, (i) effect distributions of the Surplus (as defined in the Settlement Agreement) generated out of the First City Bank Receiverships (as hereinafter defined) to the First City Parties and (ii) defend certain litigation and other disputed matters of the First City Parties, the FDIC Receivers, FDIC Corporate and/or certain other parties: and

         WHEREAS, FCLT Loans, L.P. is an assignee of the First City Parties; and

         WHEREAS, FCLT is the sole limited partner of FCLT Loans, L.P.; and

         WHEREAS, the parties find it to be mutually desirable to terminate the "Cash Holdback Reserve" established by the Conveyance and Indemnification Agreement dated October 1996 prior to the anticipated termination date; and

         WHEREAS, the FDIC desires to make an early final payment in the amount of $2,514,550.28(1) (the "Final Payment "), and

         WHEREAS, as a condition to making the Final Payment by the FDIC prior to the scheduled termination date and as consideration therefor, the parties desire to enter into this agreement whereby FCLT Loans, L.P. will continue to provide indemnity to the FDIC against any known or unknown liabilities, claims or expenses in an aggregate amount up to $10 million, associated with the First City Bank Receiverships.

----------
(1)   As of 1/31/99

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Extension Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

          1.   DISTRIBUTION OF HOLDBACK ASSIGNMENT OF RIGHTS

               a. ASSIGNMENT OF CASH HOLDBACK. As the final cash payment pursuant to Section 5.1 of the Settlement Agreement and the terms of the Conveyance and Indemnification Agreement dated October, 1996, the FDIC Receivers hereby transfers, assigns and conveys unto FCLT Loans, L.P. all of FDIC Receivers' rights, title and interest in and to the Cash Holdback.

               b. INDEMNIFICATION. As a condition to and in consideration of the assignment of the Cash Holdback from the FDIC Receivers to FCLT Loans, L.P., FCLT Loans, L.P. agrees to extend its indemnification of the FDIC and agrees to indemnify the FDIC against any known or unknown liabilities, obligations or expenses incurred by the FDIC which may arise now or in the future until the Termination Date (as hereinafter defined) associated with the FDIC Receivers (the "Indemnified Obligations"). Such indemnification shall be subject to the conditions and limitations, and governed by the procedures, set forth in Section 2 hereof.

          2.   INDEMNIFICATION

               FCLT Loans, L.P. shall indemnify, and reimburse FDIC for all liabilities, obligations, expenses, costs and any loss incurred by the FDIC associated with the FDIC Receiverships, including, but not limited to, expenses incurred in connection with the Outstanding Claims; provided, however, that in no event shall FCLT Loans, L.P.'s liability under Section 1(b) and this Section 2 exceed ten million dollars ($10,000,000). The term "expenses" as used herein shall include, but is not limited to, all research costs, accounting charges, review fees, attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of any kind incurred in connection with or related to the FDIC Receivers and in defending litigation, preparing to defend, investigating, or being or preparing to be a witness in litigation.

          3.   GENERAL

               a. DURATION OF AGREEMENT. This Extension Agreement shall continue until and terminate on Midnight C.S.T., January 3, 2000, or the final termination of FCLT (whichever date is later, the "Termination Date"), unless otherwise extended by the parties.

               b. SEVERABILITY. If any provision or provisions of this Extension Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Extension Agreement (including, without limitation, each portion of any section of this Extension Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be effected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Extension Agreement (including, without limitation, each portion of any section of this Extension Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

               c. IDENTICAL COUNTERPARTS. This Extension Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Extension Agreement.

               d. WAIVER. No delay on the part of the Indemnitee in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any power or right. No waiver by the Indemnitee of any right hereunder or of any default by FCLT Loans, L.P. shall be binding upon the Indemnitee unless in writing, and no failure by the Indemnitee to exercise any right hereunder or waiver of any default FCLT Loans, L.P. shall operate as a waiver of any other or further exercise of such right or of any further default.

               e. HEADINGS. The headings of the paragraphs of this Extension Agreements are inserted for convenience only and shall not be deemed to constitute part of or to effect the construction of this Extension Agreement.

               f. MODIFICATION AND WAIVER. This instrument contains the entire agreement of the parties with respect to its subject matter. No supplement, modification or amendment of this Extension Agreement shall be binding unless executed in writing by all of the parties to this Extension Agreement. No waiver of any of the provisions of this Extension Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver.

               g. PARTIES BOUND. The rights of the Indemnitee hereunder shall inure to the benefit of its successors and assigns. The terms of this Extension Agreement shall be binding upon heirs, executors, administrators, successors, and assigns of the parties hereto. All representations, warranties and agreements of FCLT Loans, L.P. shall bind FCLT Loans, L.P.'s personal representatives, heirs, successors and assigns.

               h. NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after mailing:

                (a)    If to Indemnitee, to:

                Mr. Thomas J. O'Keefe, Assistant Director Field Operations 1910 Pacific, Suite 1700, Dallas, Texas 75201

                with a copy to:

                Regional Counsel FDIC Legal Division,
                1910 Pacific, Suite 1700, Dallas, Texas

                (b) If to FCLT or FCLT Loans, L.P., to:

                Mr. Robert W. Brown, President, FCLT Loans Asset Corp.
                First City Tower, 1001 Fannin, Suite 505, Houston, Texas 77002

                with a copy to:

                G. Michael Curran
                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                1700 Pacific Avenue, Suite 4100
                Dallas, Texas 75201-4675

          or to such other address as may have been furnished to Indemnitee by FCLT or FCLT Loans, L.P. or to FCLT or FCLT Loans, L.P. by the Indemnitee, as the case may be.

               i. GOVERNING LAW. The parties agree that this Extension Agreement shall be governed by, and construed and enforced in accordance with the laws of the United States of America, and to the extent such law is not applicable, with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement on the day and year first above written.

                                   FEDERAL DEPOSIT INSURANCE CORPORATION, in its corporate capacity

                                   By:     /s/ THOMAS J. O'KEEFE
                                           -----------------------------------
                                   Name:   Thomas J. O'Keefe
                                   Title:  Assistant Director Field Operations


                                   FEDERAL DEPOSIT INSURANCE CORPORATION in its capacity as the FDIC Receivers

                                   By:     /s/ THOMAS J. O'KEEFE
                                           -----------------------------------
                                   Name:   Thomas J. O'Keefe
                                   Title:  Assistant Director Field Operations


                                   FIRSTCITY LIQUIDATING TRUST

                                       By:    FLEET NATIONAL BANK, as Trustee

                                   By:     /s/ SUSAN T. KELLER
                                           -----------------------------------
                                   Name:   Susan T. Keller
                                   Title:  Vice President


                                   FCLT Loans, L.P., a limited partnership

                                       By:    FCLT LOANS ASSET CORP.,
                                              its General Partner

                                   By:     /s/ ROBERT W. BROWN
                                           -----------------------------------
                                   Name:   Robert W. Brown
                                   Title:  President